SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2010	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03:  CREATION OF A DIRECT FINANCIAL OBLIGATION

The Company has entered into agreements to purchase Sonesta Bayfront Hotel Coconut Grove, and plans to close the transaction on July 1, 2010.  The Hotel has been operated by the Company under a management agreement since its opening in April 2002.  Sonesta Bayfront Hotel Coconut Grove is a condominium hotel.  The Company will acquire the “Hotel Lot”, which includes the restaurant and other hotel facilities, and the right to operate the Hotel.

At closing, the company will assume a $6,500,000 first mortgage loan, and pay cash of approximately $1,400,000.  In addition, the Company will assume the Hotel’s working capital.  The seller will be entitled to a percentage of net operating income, as defined, for an eleven year period starting January 1, 2010.  The loan, which will mature in October 2015, has a 6.25% fixed interest rate.  Payments of interest and principal, based on a 25 year amortization period, will be approximately $43,000 per month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

Date:           June 29, 2010

By:	/s/ Boy van Riel
Boy van Riel
Vice President and Treasurer
(Authorized to sign on behalf of the Registrant as Principal Financial Officer).